FORM NO. 3a


                                     BERMUDA
                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME




I hereby certify that

                         CHALLENGER INTERNATIONAL, LTD.

having by resolution and with the approval of the Registrar of Companies changed its name, is now registered under the name of

                     INTELECT COMMUNICATIONS SYSTEMS LIMITED

 Given under my hand this 15th day of December 1995.

                                                     /s/
                                                     for REGISTER OF COMPANIES


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FORM NO. 3a


                                     BERMUDA
                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME

I hereby certify that
                           COASTAL INTERNATIONAL, LTD.

having by resolution and with the approval of the Registrar of Companies changed its name, is now registered under the name of

                        CHALLENGER INTERNATIONAL, LTD.

Given under my hand the 26th day of September 1985.


                                                     /s/
                                                     for Registrar of Companies


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                          CERTIFICATE OF INCORPORATION
                                  IN RESPECT OF
                           COASTAL INTERNATIONAL, LTD.

         WHEREAS

         1. I, Shelton V. Burgess, Registrar of Companies, have satisfied myself that the memorandum of association of

                           COASTAL INTERNATIONAL, LTD.

                  has been duly endorsed with a permit granted on the 31st day of March 1980 by the Minister responsible for Finance under the provisions of section 9 of the Companies (Incorporation by Registration) Act 1970, and that the said Memorandum has been duly stamped in accordance with the provisions of the Stamp Duties Act 1976;

         2. The persons who subscribed their names to the said memorandum, did, on the 1st day of April 1980, (being a day within six months after the date of the grant of the said permit), duly file the said Memorandum with me, the said Registrar of Companies;

         3. I, the said Registrar of Companies did, on the 1st day of April 1980, in accordance with the provisions of section 13 of the Companies (Incorporation by Registration) Act 1970, register in the Register maintained by me under provisions of the said section, the said Memorandum, that is to say"

                      COASTAL INTERNATIONAL LTD" and did specify in



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                      the  entry  in the  said  Register  relating  to the  said
                      Company that the status of the said Company was that of an exempted company;

                  NOW THEREFORE I, the said Registrar of Companies, do hereby in accordance with the provisions of section 13 of the Companies (Incorporation by Registration) Act of 1970, issue this Certificate of Incorporation and do certify that on the 1st day of April 1980


                      COASTAL  INTERNATIONAL,  LTD. was  registered by me in the
                  Register maintained by me under the provisions of the said section and that the status of the said Company is that of an exempted company and I do further certify that the facsimile copy of the Memorandum of Association attached hereto is a true copy of the said Memorandum of Association of which it purports to be a copy.

                  Given under my hand this 1st day of April, 1980.


                                                     /s/
                                                     for Registrar of Companies